SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

July 26, 2006
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated July 27, 2006

Item 2.02.	Results of Operations and Financial Condition.

On July 27, 2006, Ball Corporation (the “Company”) issued a press release announcing its second quarter earnings for 2006, which results are set forth in the press release dated July 27, 2006, and attached hereto as Exhibit 99.1.

Earnings information regarding the second quarter for 2006, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2006, the Board of Directors of the Company unanimously elected Georgia R. Nelson as a Director of the Company. A copy of the press release is attached hereto as Exhibit 99.2. Ms. Nelson will serve on the Board of Directors and stand for re-election at the 2007 annual meeting of shareholders.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On July 26, 2006, the Board of Directors of the Company amended the Bylaws to increase the Board of Directors from ten to eleven.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished as exhibits to this report:

Exhibit 99.1  Ball Corporation Press Release dated July 27, 2006.

Exhibit 99.2  Ball Corporation Press Release dated July 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Raymond J. Seabrook
	Name:	Raymond J. Seabrook
	Title:	Executive Vice President and
Chief Financial Officer

Date: July 27, 2006

Ball Corporation
Form 8-K
July 27, 2006

EXHIBIT INDEX

Description	Exhibit

Press Release dated July 27, 2006	99.1

Press Release dated July 26, 2006	99.2